Exhibit 3.1

CERTIFICATE OF ELIMINATION

of

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

SOUTHWEST GAS HOLDINGS, INC.

Pursuant to Section 151(g) of the

Delaware General Corporation Law

I, Thomas E. Moran, Vice President, General Counsel and Corporate Secretary of Southwest Gas Holdings, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

First: Pursuant to the authority expressly vested in the Board of Directors of the Company (the “Board”) by the Certificate of Incorporation of the Company, as amended and as effective as of the date hereof (the “Certificate of Incorporation”), the Board previously adopted resolutions creating and authorizing the following series of preferred stock, no par value per share: 100,000 shares of Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”), subject to the Certificate of Designations of Series A Junior Participating Preferred Stock of Southwest Gas Holdings, Inc. (the “Series A Certificate of Designation”), as filed with the Delaware Secretary of State on October 12, 2021.

Second: None of the authorized shares of the Series A Preferred Stock are outstanding and none will be issued by the Company pursuant to the Series A Certificate of Designation.

Third: Pursuant to the authority conferred upon the Board pursuant to the Certificate of Incorporation, the Board on December 11, 2022, duly adopted the following resolutions approving the elimination of the Series A Preferred Stock:

“RESOLVED, that the Board hereby determines that it is in the best interests of the Company to eliminate the Series A Preferred Stock (the “Elimination”); and be it further

RESOLVED, that the Elimination is hereby approved and adopted in all respects; and be it further

RESOLVED, that, as of the date hereof, none of the authorized shares of the Series A Preferred Stock are outstanding and that, as of the effective time of the Certificate of Elimination, none of the shares of the Series A Preferred Stock will be outstanding or will be issued pursuant to the Series A Certificate of Designation; and be it further

RESOLVED, that, upon filing the Certificate of Elimination with the Secretary of State of the State of Delaware, all matters set forth in the Series A Certificate of Designation shall be eliminated from the Certificate of Incorporation with respect to the Series A Preferred Stock; and be it further

RESOLVED, that the final terms of the Certificate of Elimination, including the resolutions contained therein, is hereby adopted and approved in all respects; and further

RESOLVED, that each of the officers of the Company (each, an “Authorized Officer” and collectively, the “Authorized Officers”) is hereby authorized and directed, in the name and on behalf of the Company, to prepare, execute and deliver to the Secretary of State of the State of Delaware the Certificate of Elimination as required by the DGCL in order to effect the cancellation and elimination of the Series A Preferred Stock, and any and all additional documents required to be filed therewith;

RESOLVED, that each officer of the Company is hereby authorized and empowered, for and on behalf of the Company, to take or cause to be taken any and all such actions and to enter into, execute and deliver any and all such acknowledgments, agreements, certificates, contracts, instruments, notices, statements and other documents, or to effect any necessary filings with or notifications to the New York Stock Exchange or any and all appropriate regulatory authorities, including, without limitation, the U.S. Securities and Exchange Commission, as may be required or as any such officer may deem necessary, advisable or appropriate to effectuate and carry out the transactions contemplated by, and the purposes and intent of, the foregoing resolutions, all such actions to be performed in such manner and all such acknowledgments, agreements, certificates, contracts, instruments, notices, statements and documents to be executed and delivered in such form as the officer performing or executing the same shall approve, such officer’s performance or execution and delivery thereof to be conclusive evidence of such approval and the approval of the Board; and be it further

RESOLVED, that all actions previously taken by any officer or director of the Company in connection with the transactions contemplated by the foregoing resolutions be, and they hereby are, adopted, ratified, confirmed, and approved in all respects; and be it further

RESOLVED, that if resolutions in any particular form are required or advisable to be adopted in connection with the matters contemplated by the foregoing resolutions, such resolutions shall be deemed to have been adopted in the required form with the same force and effect as if set forth herein at length, and any Authorized Officer shall be authorized to certify on behalf of the Company as to the adoption of such resolutions, provided that copies thereof shall thereafter be filed in the Company’s records of its proceedings.”

Fourth: In accordance with Section 151(g) of the DGCL, the Certificate of Incorporation, as effective immediately prior to the filing of this Certificate of Elimination, is hereby amended to eliminate all references to the Series A Preferred Stock.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed and subscribed this Certificate of Elimination and does affirm the foregoing as true under the penalties of perjury this 13th day of January, 2023.

SOUTHWEST GAS HOLDINGS, INC.

By:	/s/ Thomas E. Moran
Name:	Thomas E. Moran
Title:	Vice President, General Counsel and Corporate Secretary